RESTATEMENT AND AMENDMENT OF
                             THE TRUST PROVISIONS OF
                             THE COASTAL CORPORATION
                              THRIFT PLAN AND TRUST


     AGREEMENT, made this 17th day of November, 1989, between The Coastal Corporation, a Delaware corporation (hereinafter referred to as the "Company" or "Coastal") and MTrust Corp, N.A., a national banking association, (hereinafter referred to as the "Trustee"):



                              W I T N E S S E T H:

     WHEREAS, the Company has adopted The Coastal Corporation Thrift Plan, hereinafter referred to as the "Plan," to carry out the general and specific provisions set forth in the Introduction section of the Plan, all in compliance with the provisions of the Employee Retirement Income Security Act of 1974 (ERISA); and

     WHEREAS, the Company intends that the Plan qualify under Sections 401(a) of the Internal Revenue Code; and

     WHEREAS, the Company desires to establish a trust known as The Coastal Corporation Thrift Trust (hereinafter referred to as the "Trust") as the funding medium for the Plan; and

     WHEREAS, the Trust is a modification and continuation of the trust established previously as part of The Coastal Corporation Thrift Plan and Trust:

     NOW, THEREFORE, the~Company and the Trustee hereby agree as follows:




                                                                    FORM S-8/ 75

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                             THE COASTAL CORPORATION

                                  THRIFT TRUST


                         Restated as of January 1, 1989



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                      THE COASTAL CORPORATION THRIFT TRUST

                                Table of Contents


                                                                           PAGE

   I.    Establishment of Trust
         1.1    Trust.....................................................   1
         1.2    Company...................................................   1
  II.    Contributions
         2.1    Receipt of Contributions..................................   1
         2.2    Exclusive Benefits of Employees...........................   1
 III.    Payments from Trust Fund
         3.1    Committee to Direct Payments..............................   2
         3.2    Interest Nontransferable..................................   2
         3.3    Unclaimed Funds...........................................   2
  IV.    Trustee's Powers, Duties and Investments
         4.1    Investments Authorized....................................   3
         4.2    Power of Trustee..........................................   3
         4.3    Voting Company Stock......................................   4
         4.4    Nominees..................................................   4
         4.5    Expenses and Compensation.................................   4
         4.6    Indemnification of Trustee................................   4
         4.7    Incapacity of Committee and Company.......................   4
         4.8    Prudent Man Rule..........................................   4
         4.9    Liability.................................................   5
         4.10   Assignment of Assets to Investment Managers or Other
                Trustees..................................................   5
   V.    Administration, Accounts and Reports
         5.1    Administration............................................   5
         5.2    Records and Accounts of Trustee...........................   5
         5.3    Annual Account............................................   5
  VI.    Resignation, Removal and Succession of Trustee

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         6.1    Resignation or Removal of Trustee.........................   6
         6.2    Final Account of Succeeded Trustee........................   6
         6.3    Rights of Successor Trustee...............................   6
         6.4    Organizational Changes of Trustee.........................   6
 VII.    Amendment and Termination
         7.1    Right of Amendment........................................   6
         7.2    Method of Amendment.......................................   6
         7.3    Termination or Disqualification...........................   7
VIII.    Miscellaneous
         8.1    Applicable Law............................................   7
         8.2    Legal Actions.............................................   7
         8.3    Protection of Persons Dealing with the Trustee............   7
         8.4    Gender and Number; Headings...............................   7
         8.5    Definitions...............................................   7
         8.6    Merger or Consolidation...................................   7


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                             THE COASTAL CORPORATION
                                  THRIFT TRUST

     This is a Trust Agreement made at Houston, Texas, between The Coastal Corporation, a Delaware corporation (hereinafter referred to as the "Company"), and MTrust Corp, N.A., a national banking association, (referred to as the "Trustee").

                                    ARTICLE I
                             ESTABLISHMENT OF TRUST

     1.1 Trust. The Company hereby establishes The Coastal Corporation Thrift Trust (the "Trust Agreement"). This Trust Agreement is a restatement and amendment of the trust provisions previously contained in The Coastal Corporation Thrift Plan and Trust. The Trustee shall receive, hold, invest, administer and distribute in accordance with the provisions of this Trust Agreement, as it may be amended and in force from time to time, all assets of every kind from time to time held by it hereunder (the "Trust Fund"). Except as otherwise provided herein, title to all assets comprising the Trust Fund shall at all times be vested in the Trustee, subject to the right of the Trustee to hold title in bearer form or in the name of a nominee, and the interest of others in the assets of the Trust Fund shall be solely the right to have such assets received, held, invested, administered and distributed to the Trustee in accordance with the provisions of this Trust Agreement.

     1.2 Company. The Plan provides that The Coastal Corporation shall be the Plan Administrator, and it shall be responsible for the general administration of the Plan. Unless otherwise specified herein, any powers which are exercisable by the Company may be exercised by the resident, or a Vice-President of the Company, or by such other officer or agent as may be authorized to do so by resolution of the Board of Directors of he Company. If the Company shall appoint a Committee to administer the Plan on its behalf, the Company shall furnish to the Trustee, at the time of their appointment, the name and specimen signature of each Committee member upon whose statement the Trustee is authorized to rely. If the Company chooses not to appoint such a Committee, all references to the Committee (except in this Section 1.2) shall mean the Company. Until notified of a change of such persons, the Trustee shall act upon the assumption that there has been no such change. The Trustee shall be fully protected by the Company at all times in dealing with or in aching upon the directions of the agents on behalf of the Company except in case of gross negligence or willful misconduct.

                                   ARTICLE II
                                  CONTRIBUTIONS

     2.1 Receipt of Contributions. Company add Participant contributions shall be paid to the Trustee from time to time in accordance with the Plan. All Company and Participant contributions and all investments thereof, together with all accumulations, accruals, earnings and income with respect thereto, shall be held by the Trustee in trust hereunder as part of the Trust Fund. The Trust Fund shall be invested by the Trustee pursuant to written instructions given to the Trustee by the Committee. The Trustee shall not be responsible for the administration of the Plan, maintaining any records of Participants' Accounts under the Plan, or the computation of or collection of Company contributions, but shall hold, invest, reinvest, manage, administer and distribute the Trust Fund as directed by the Committee and as provided herein, for the exclusive benefit of Participants (and their Beneficiaries).

     2.2 Exclusive Benefit of Employees. All contributions made pursuant to the Plan shall be held by the Trustee in accordance with the terms of the Plan and this Trust Agreement for the exclusive benefit of those Employees of the Company as defined in the Plan who are Participants under the Plan, including former Employees, and their Beneficiaries, and shall be applied to provide benefits under the Plan and to pay the expenses of the administration of the Plan and the Trust, to the extent that such expenses are not otherwise paid. At no time prior to the satisfaction of all liabilities with respect to such Employees and their Beneficiaries shall any portion of the Trust Fund (other than such part as may be required to pay administration expenses and taxes) be used for, or diverted to, purposes other than for the

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exclusive benefit of such Participants and their Beneficiaries. However, without regard to the provisions of this Section 2.2:

          (a) If a contribution under the Plan is conditioned on initial qualification of the Plan under Section 401(a) of the Code, and the Plan receives an adverse determination with respect to its initial qualification, the Trustee shall, upon written request of the Company, return to the Company the amount of such contribution (increased by earnings attributable thereto and reduced by losses attributable thereto) within one calendar year after the date that qualification of the Plan is denied, provided that the application for the determination is made by the time prescribed by law for filing the Company's return for the taxable year in which the plan is adopted, or such later date as the Secretary of the Treasury may prescribe;

          (b) If a contribution is conditioned upon the deductibility of the contribution under Section 404 of the Code, then, to the extent the deduction is disallowed, the Trustee shall upon written request of the Company return the contribution (to the extent disallowed) to the Company within one year after the date the deductions is disallowed;

          (c) If a contribution or any portion thereof is made by the Company by a mistake of fact, the Trustee shall, upon written request of the Company, return the contribution or such portion to the Company within one year after the date of payment to the Trustee; and

          (d) Earnings attributable to amounts to be returned to the Company pursuant to subsection (b)or (c) above shall not be returned, and losses attributable to amounts to be returned pursuant to subsection (b) or (c) shall reduce the amount to be so returned

                                   ARTICLE III
                            PAYMENTS FROM TRUST FUND

     3.1 Committee To Direct Payments. The Trustee shall make distributions from the Trust at such times and in such number of shares of Company Stock and amounts of cash, to the person entitled thereto under the Plan, as the Committee directs in writing. Any undistributed part of a Participant's vested interest in the Plan shall be retained in the Trust until the Committee directs its distribution. Where distribution is directed in Company Stock the Committee or the Trustee shall cause the Company to issue an appropriate stock certificate to the person entitled thereto, to be delivered to such person; provided that the Committee and the Trustee (as directed by the Committee) shall comply with the provisions of the Plan and any rules or the Committee relating to the repurchase of such Company Stock by the Trustee. Any portion of a Participant's vested interest in the Plan to be distributed in cash shall be paid by check to the Participant (or Beneficiary). Shares of Company Stock distributed by the Trustee may include such legend restrictions as the Company may reasonably require in order to insure compliance with applicable federal or state securities laws, and as may be necessary to reflect restrictions required by the Plan. The Trustee shall be fully protected in making or discontinuing payments in accordance with written directions of the Committee and shall have no responsibility to see to the application of said payments or to ascertain whether such directions comply with the terms of the Plan. The Committee may direct the Trustee to deliver stock certificates and checks to persons entitled thereto.

     3.2 Interest Nontransferable. Except as provided in this Section, no interest of any person or entity in, or right to receive distributions from, the Trust Fund shall be subject in any manner to sale, transfer, assignment, pledge attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive distributions be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims in bankruptcy proceedings. The account of any Participant, however, shall be subject to and payable in accordance with the applicable requirements of federal law, including any qualified domestic relations order, as that term is defined in Section 414(p) of the Code, and the Committee shall direct the Trustees to provide for payment from a Participant's account in accordance with such order and with the provisions of Section 414(p) of the Code and any regulations promulgated thereunder. All such payments pursuant to a qualified domestic relations order shall be subject to reasonable rules and regulations promulgated by the Committee respecting the time of payment pursuant to such order and the valuation of the Participant's account or accounts from which payment

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is made; provided, that all such payments are made in accordance with such order and Section 414(p). The balance of an account that is subject to any qualified domestic relations order shall be reduced by the amount of any payment made pursuant to such order.

     3.3 Unclaimed Funds. If any distribution directed to be made from the Trust Fund is not claimed, the Trustee shall notify the Administrator in due course. The Administrator shall direct the disposition of such unclaimed distributions in accordance with then existing applicable laws.

                                   ARTICLE IV
                    TRUSTEE'S POWERS, DUTIES AND INVESTMENTS

     4.1 Investments Authorized.

          A. (i) As directed by the Committees the Trustee shall invest and reinvest the Trust Fund in accordance with the terms of the Plan and to this Trust Agreement. The Trustee may also, as directed by the Committee, place Trust Fund assets in savings accounts, certificates of deposit, high grade short-term securities, equity stock, bonds of corporations, deposit accounts maintained by legal reserve life insurance companies, any kind of investments fund (open-end or otherwise), a common trust fund for the investment of qualified employee benefit trusts or in other investments desirable for the Trust Fund, without regard to whether or not such investment is an authorized or appropriate investment for trustees under any state laws applicable thereto. (ii) In the event the Committee fails to direct the Trustee with respect to the investment of any portion of the Trust Fund, the Trustee is hereby authorized to invest any uninvested portion of the Trust Fund in any group trust fund which at the time of the investment provides for the pooling of the assets of plans qualified under Section 401(a) of the Code. This authorization applies solely to a group trust fund exempt from taxation under Section 501(a) of the Code and the trust agreement of which satisfies the requirements of Revenue Ruling 81-100. The provisions of the group trust fund agreement, as amended from time to time, are by this reference incorporated within this Plan and Trust. The provisions of the group trust fund will govern any investment of Plan assets in that fund. (iii) The Committee shall assume responsibility and liability for the prudence of investments directed under this Section 4.1.

          B. In the event that Committee directs the Trustee to dispose of any Company Stock held as part of the Trust Fund, under circumstances which require registration and/or qualification of the securities under applicable federal or state securities laws, then the Company, at its own expense, will take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration and/or qualification.

          C. The Trustee shall not be liable for the making, retaining or selling of any investment or reinvestment by it as is provided for in this Section, or for any loss to or diminution of the Trust Fund, except such as are due to its own willful misconduct or failure to act in good faith, so long as such actions are taken in accordance with proper direction of the Committee.

      4.2 Power of Trustee. As directed by the Committee, the Trustee shall have the authority and power to:

          (a) Sell, transfer, mortgage, pledge, lease or otherwise dispose of, or grant options with respect to, any portion of the Trust Fund at public or private sale;

          (b) Invest cash contributions by the Company;

          (c) Vote any stocks (including Company Stock, as provided in Section
4.3 of this Trust Agreement), bonds or other securities held in the Trust Fund or otherwise consent to or request any action on the part of the issue in person or by proxy;

          (d) Give general or specific proxies or powers of attorney with or without powers of substitution;

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                                                                    FORM S-8/ 81

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          (e) Participate in reorganizations, recapitalizations, consolidations, mergers, tender offers, offers to purchase and similar transactions with respect to Company Stock or any other securities;

          (f) Deposit such Company Stock or other securities in any voting trust, or with any protective or like committee, or with a trustee or with depositories designated thereby;

          (g) Exercise any options, subscription rights and conversion privileges;

          (h) Sue, defend, compromise, arbitrate or settle any suit or legal proceeding or any claim due it or on which it is liable;

          (i) Perform all acts which the Trustee shall deem necessary or appropriate and exercise any and all powers and authority of the Trustee under this Trust Agreement; and

          (j) Exercise any of the powers of an owner, with respect to such Company Stock and other property in the Trust Fund.

          The Committee may authorize the Trustee to act on any matter or class of matters with respect to which direction or instruction to the Trustee by the Committee is called for hereunder without specific direction or other instruction from the Committee.

     4.3  Voting Company Stock.

          (a) Before each annual or special meeting of the stockholders of The Coastal Corporation, the Trustee shall utilize its best efforts to timely distribute or cause to be distributed to each Participant other than Participants who have terminated employment with the Company, related employers and subsidiaries and whose adjusted balance consists only of forfeitable amounts attributable to matching contributions (or, in the event of the death of a Participant, his Beneficiary) a copy of the proxy solicitation material for such meeting, and request written instructions from the Participants as to the voting of the Coastal common stock, Coastal Series B $1.83 convertible preferred stock and Coastal Class A common Stock credited to their accounts. Such instructions shall be on a confidential basis. The Trustee shall exercise the voting rights on stock credited to accounts of Participants in accordance with instruction of such Participants. The Trustee shall exercise its discretion as to the voting rights on stock credited to accounts of participants from whom the Trustee does not receive instructions. The Trustee shall exercise the voting rights on any other stock in its discretion.

          (b) Each Participant (or, in the event of his death, his Beneficiary) shall have the right, to the extent of shares of stock allocated to the account of the Participant under the Plan, to direct the Trustee in writing on a confidential basis as to the manner in which to respond to a tender or exchange offer with respect to such stock. The Trustee shall utilize its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) such information as will be distributed to shareholders of such stock in connection with any such tender or exchange offer. If the Trustee shall not receive timely direction from a Participant (or Beneficiary) as to the banner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of such stock with respect to which such Participant (or Beneficiary) has the right of direction. Shares of stock which have not been allocated to the account of a Participant shall be tendered or exchanged by the Trustee in the same proportion as shares with respect to which Participants (or Beneficiaries) have the right of direction are tendered or exchanged.

     4.4 Nominees. The Trustee may register any securities or other property held by it to the Trust Fund in its own name or in the name of its nominees with or without the addition of words indicating that such securities are held in a fiduciary capacity, and may hold any securities in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.


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     4.5 Expenses and Compensation. The Trustee is authorized and directed to pay from the Trust Fund all of its reasonable expenses of administering the Trust (including reasonable fees and expenses of its attorneys and agents), to the extent that such amounts are not paid by the Company. No person who receives full time pay from the Company shall receive compensation from the Trust Fund, except for reimbursement of expenses properly incurred.

     4.6 Indemnification of Trustee. The Company shall indemnify and defend each person acting as Trustee against any and all claims, loss, damages, expenses (including reasonable attorneys fees), and liability arising from any action or failure to act in connection with the administration of the Plan or the Trust, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such person.

     4.7 Incapacity of Committee and Company. If at any time the Committee and Company shall be incapable of giving the Trustee directions, instructions or authorizations as herein provided, the Trustee may act as it, in its sole discretion, deems appropriate and advisable in the circumstances for the carrying out of the provisions of the Plan and the Trust.

     4.8 Prudent Man Rule. Notwithstanding any other provision of this Trust Agreement, the Trustee, the Committee and the Company shall exercise their powers and discharge their duties under this Trust Agreement for the exclusive purpose of providing benefits to Employees and their Beneficiaries, and shall act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

     4.9 Liability. Except as provided in Section 4.1(C), the Trustee shall not be liable for the making, retention, or sale of any investment or reinvestment made by it as herein provided, nor for any loss to or diminution of the Trust Fund, nor for any action it takes or refrains from taking at the direction of the Committee. The Trustee shall not be required to pay interest on any part of the Trust Fund which is held uninvested pursuant to the Committee's direction.

     4.10 Assignment of Assets to Investment Managers or Other Trustees.

          (a) The Company may assign all or a portion of the assets of the Trust to any Trustee or Investment Manager which has been appointed by the Board of Directors of the Company.

          (b) Each Trustee and each investment Manager shall be responsible for assets during the time that such assets are assigned to it and shall not be responsible for assets during a time when such assets are assigned to another Trustee or Investment Manager. Each Trustee or Investment Manager shall be liable with respect to its own acts, but not with respect to the act of any other Trustee or Investment Manager.

          (c) Each Investment Manager shall be (a) registered as an investment advisor under the Investment Advisers Act of 1940, (b) a bank, as defined in the Investment Advisors Act of 1940, or (c) an insurance company qualified to manage, acquire or dispose of any assets of a plan under the laws of more than one state. Upon appointment, each Investment Manager shall certify and acknowledge, in writing, to the Company and the Trustee that he has a copy of the Plan, that he is a fiduciary with respect to such Plan, and that he has assumed the duties and responsibilities conferred upon him by the Company. The duties, responsibilities and authority of any Investment Manager may be revoked or modified by the Company at any time by written notice to such Investment Manager and to the Trustee. Any Investment Manager duly appointed and authorized by the Administrator shall, during the period of this appointment, possess fully and absolutely those powers, rights and duties of the Trustee (to the extent delegated by the Company and to the extent permissible under the terms of the
Plan) with respect to the investment or reinvestment of that portion of the Plan assets over which such Investment Manager has investment management authority.


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                                    ARTICLE V
                      ADMINISTRATION, ACCOUNTS AND REPORTS

     5.1 Administration. The Trustee may adopt such bylaws and regulations as it seems desirable for the conduct of its duties. The Trustee shall determine the depositories in which Trust assets shall be kept.

     5.2 Records and Accounts of Trustee. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection or audit by any person designated by the Company. The Trustee, at the direction of the Company, shall submit to auditors and to others designated by the Company such valuations, reports or other information as the Company may reasonably require.

     5.3 Annual Account. Within ninety (90) days after the close of each fiscal year of the Trust, the Trustee shall furnish to the Company a written account of the operations of the trust for the fiscal year. The Company may approve such annual account by written notice of approval delivered to the Trustee or by failure to file with the Trustee written objections to specific items in such account within ninety (90) days after the account has been furnished to the Company; and any annual account so approved shall have the same effect as though judicially approved by a court of competent jurisdiction in a proceeding in which the Trustee and the Company were made parties and were properly represented before such court. In the event the Trustee shall furnish accounts more frequently than annually, all of such accounts submitted for a fiscal year taken together shall be deemed an annual account. The Trustee nevertheless shall have the right, if it so elects, to have its accounts settled by judicial proceedings, in which event only the Trustee and the Company shall be necessary parties. Nothing in this Section 5.3 shall relieve the Trustee from any responsibility or duty under ERISA. The Trustee may rely without liability upon the valuation of Company Stock as determined in good faith by the Committee pursuant to the terms of the Plan.

                                   ARTICLE VI
                     RESIGNATION, REMOVAL AND SUCCESSION OF
                                    TRUSTEE

     6.1 Resignation or Removal of Trustee. Any Trustee may at any time resign (upon thirty (30) days prior written notice to the Company and the remaining Trustee or Trustees) or may be removed by the Company. In the event of the resignation or removal of any Trustee, or of a vacancy in the office of Trustee, however arising, the Company may, in its discretion, appoint a successor Trustee by an instrument in writing delivered to and accepted by the successor Trustee, provided that at all times at least one Trustee shall be acting. Notice of such appointment shall be given by the Company to the remaining Trustee or Trustees. If no appointment of a successor Trustee is made within a reasonable time after the resignation, removal, or incapacity of all acting Trustees, any court of competent jurisdiction may appoint a successor Trustee or Trustees after such notice, if any, as the court may deem proper and suitable has been given to the Company. Resignation or removal of a Trustee or Trustees shall not cause a failure of the Plan or Trust, and the Plan and Trust may operate with one or more duly appointed Trustees.

     6.2 Final Account of Succeeded Trustee. At the request of the Company or one or more acting as Trustees, upon the removal or resignation of any Trustee, the Trustee shall file with the Company a final account, to which the provisions of Section 5.3 relating to annual accounts shall be applicable.

     6.3 Rights of Successor Trustee. In the event of the appointment of a successor Trustee, such successor Trustee will succeed as of the effective date of his appointment to all the rights, title and estate of the succeeded Trustee, and no instrument of transfer, conveyance or assignment or order of any court shall be necessary in connection therewith. Notwithstanding the foregoing, however, the succeeded Trustee shall deliver to the remaining acting Trustees or to the successor Trustee such instruments of transfer, conveyance, assignment and further assurance as they may reasonably require. Except to the extent, if any, otherwise provided by ERISA, no successor Trustee shall be personally liable for any act or omission which occurred prior to the time he became a Trustee.

     6.4 Organizational Change of Trustee. Any national banking association or corporation into which Trustee may be merged or with which Trustee may be consolidated, or any such association or corporation resulting from any merger,

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

reorganization or consolidation to which the Trustee may be a party, or any such association or corporation to which all or substantially all of the trust business of Trustee may be transferred, shall be the successor of Trustee hereunder without the execution or filing of any instrument or the performance of any further act and with the same powers and duties as conferred upon Trustee hereunder. In any such event, it shall not be necessary for Trustee or any successor trustee to give notice thereof to any person, and any requirement, statutory or otherwise, that notice shall be given is hereby waived.

                                   ARTICLE VII
                            AMENDMENT AND TERMINATION

     7.1 Right of Amendment. The Company shall have the right to amend this Trust Agreement at any time and from time to time, by resolution of its Board of Directors, and all Employees and persons claiming any interest hereunder shall be bound thereby; provided, however, that no amendment shall have the effect of:
(i) directly or indirectly divesting the interest of any Participant in any amount that he would have received had he terminated his employment with the Company immediately prior to the effective date of such amendment, or the interest of any Beneficiary as such interest existed immediately prior to the effective date of such amendment; (ii) vesting in the Company any right, title or interest in or to any assets of the Trust Fund except as permitted by ERISA and the Code; (iii) causing or affecting discrimination in favor of officers, shareholders, or highly compensated Employees; (iv) except as permitted by ERISA and the Code, causing any part of the Trust Fund to be used for any purpose other than for the exclusive benefit of the Participants and their Beneficiaries or (v) changing the rights, duties or responsibilities of the Trustee in any manner, without its written consent thereto.

     7.2 Method of Amendment. Each amendment of the Trust Agreement shall be made by delivery to the Trustee of copies of the amendment and the resolution of the Board of Directors of the Company, certified by an officer of the Company. Any amendment which changes the rights, duties or responsibilities of the Trustee shall not be effective without the written consent of the Trustee.

     7.3 Termination or Disqualification. The Company may elect to terminate the Plan at any time, by giving written notice to the Trustee. In the event of such termination, or if the Plan shall be involuntarily terminated, or if the Company receives notice that the Trust is no longer qualified under the provisions of the Code, the Company shall thereupon cause a valuation of the Trust Fund to be made. The Trustee shall segregate and dispose of the Trust Fund, in accordance with the written directions of the Company, accompanied by the certification of the Company to the Trustee that such segregation and disposition are in accordance with the terms of the Plan. Unless sooner termination by action of the Company, the Trust shall terminate when there shall be no assets remaining in the hands of the Trustee. The Trustee shall continue to have all the powers and duties provided under this Trust Agreement which are necessary or expedient for the orderly liquidation and distribution of the Trust Fund.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1 Applicable Law. All questions pertaining to the validity, construction and administration of the Trust shall be determined in conformity with the laws of the State of Texas to the extent that such laws are not preempted by ERISA and other federal laws and valid regulations published thereunder.

     8.2 Legal Actions. The Company shall have the authority to enforce the Trust on behalf of any and all persons having or claiming an interest in the Trust Fund. In any legal action or equitable proceeding pertaining to the Trust or the Trust Funds or any interest therein or the administration thereof, or for instructions to the Trustee, the Company and the Trustee shall be the only necessary parties and any judgment entered in any such proceeding shall be conclusive upon all persons. The Trustee may consult with legal counsel, who may be counsel for the Company, in respect of any of its rights, duties or obligations hereunder and shall be entitled to act or refrain from acting in accordance with the advice of such counsel. In any action brought by or against the Trustee arising out of or based upon the Plan or this Trust Agreement, the Trustee shall be represented by counsel selected by the Company unless the Company has an interest in the outcome of the action adverse to the Trustee.

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

     8.3 Protection of Persons Dealing with the Trustee. No person dealing with the Trustee shall be required or entitled to see to the application of any money paid or property delivered to the Trustee, or to determine whether or not the Trustee is acting pursuant to authority granted to it under this Trust Agreement or to authorizations or directions being required.

     8.4 Gender and Number; Headings. Except when otherwise required by the context, any masculine terminology in this Trust Agreement shall also include the feminine, and any singular terminology shall also include the plural. The headings in this Trust Agreement have been inserted for convenience of reference only, and are not to be considered in the construction of the provisions hereof.

     8.5 Definitions. All words and phrases defined in the Plan shall have the same meaning in this Trust Agreement, except as otherwise expressly provided herein.

     8.6 Merger or Consolidation. In the event of the merger or consolidation of the Company with or into any other corporation, or in the event substantially all of the assets of the Company shall be transferred to another corporation, the successor corporation resulting from the consolidation or merger, or the transferee of such assets, as the case may be, shall be substituted for the Company hereunder if it shall expressly agree in writing to adopt and continue the Plan. Such corporation shall become a party to this Trust Agreement by filing with the Trustee (i) a certified copy of a resolution of its Board of Directors evidencing its election to adopt the Plan and the Trust, together with
(ii) a certified copy of resolutions of the Board of Directors of the Company reciting the facts and circumstances relating to such adoption and approving the same.

                                                                    FORM S-8/ 86

      IN WITNESS WHEREOF, the Company and Trustee have caused this instrument to be executed by their duly authorized officers and their corporate seals to be affixed hereto as of the 17th day of November, 1989, but unless otherwise stated or required, this restatement and amendment shall be effective as of the first day of January, 1989.

ATTEST:                                           THE COASTAL CORPORATION
(Seal)


/s/ AUSTIN M. O'TOOLE                             By     /s/ JAMES R. PAUL
-------------------------------                       ------------------------
Austin M. O'Toole                                     James R. Paul
Senior Vice President and Secretary                   President and Chief
                                                      Executive Officer


ATTEST:                                           MTRUST CORP, N.A.
(Seal)


/s/ SUE COLE                                      By     /S/ R. E. Peschke
-------------------------------                       ------------------------
Sue Cole                                              Name:  R. E. Peschke
A.V.P.                                                Title:  Vice President



                                      - 9 -

                                                                    FORM S-8/ 87